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                                                                            EX-5



           [LETTERHEAD OF ANTON CAMPION MACDONALD OYLER APPEARS HERE]


May 2, 2000



Certicom Corp.
5520 Explorer Drive
Mississauga, Ontario
L4W 5L1
Canada


Dear Sirs/Mesdames:

Re:  Registration Statement on Form S-8

     We have acted as Yukon Territory counsel for Certicom Corp., a corporation organized under the laws of the Yukon Territory, Canada (the "Company"), in connection with the registration of 2,836,578 shares of Common Stock of the Company (the "Common Stock") issuable under the Certicom Corp. 1997 Stock Option Plan and the Certicom Corp. Stock Option Plan (collectively, the "Plans"). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about May 2, 2000. We have also examined the proceedings and other actions taken by the Company in connection with the authorization of the Common Shares issuable under the Plans and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based upon the foregoing, and in reliance thereon, we are of the opinion, as of the date hereof, that the shares of Common Stock issuable under the Plans, when issued, delivered and paid for in accordance with the Plans and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Yukon Territory.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                  Yours truly,

                                  ANTON CAMPION MACDONALD OYLER

                                  /s/ Kenneth A. Oyler